UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2023

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2023, the Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (the “Company”) increased the size of the Board to nine members and, upon the recommendation of the Nominating, Corporate Governance & Compliance Committee of the Board, elected Zhen Su, M.D., M.B.A, as an independent director of the Company to fill the newly created vacancy. Dr. Su has been designated as a Class III director to serve for a term that will expire at the Company’s 2025 annual meeting of stockholders. He will serve in accordance with the Company’s By-laws until his successor has been duly elected and qualified or until his earlier death, removal or resignation. In connection with his election to the Board, Dr. Su was appointed to the Board’s Commercialization and Portfolio Committee.

There are currently no arrangements or understandings between Dr. Su and any other person pursuant to which Dr. Su was elected as a director. There are currently no transactions in which Dr. Su has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his election as a non-employee director and pursuant to the Company’s Non-employee Director Compensation Policy (the “Policy”), which is filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Dr. Su will receive an annual cash retainer of $50,000 for service on the Board and $10,000 for service as a non-chair member of the Commercialization and Portfolio Committee, each prorated based on the effective date of his appointment, as well as reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Policy, the Board granted Dr. Su an option to purchase 68,000 shares of the Company’s common stock under the Company’s 2022 Equity Incentive Plan. The option has an exercise price of $1.28, which is equal to the closing price of the Company’s common stock on the date of grant, and will vest with respect to one-third of the shares underlying the option on the first anniversary of the date of grant and with respect to an additional 1/36th of the total number of shares underlying the option at the end of each successive month following the first anniversary of the grant date until the third anniversary of the grant date, subject to Dr. Su’s continued service to the Company on the applicable vesting dates. Dr. Su will also be entitled to all other applicable compensation described in the Policy. In connection with his election to the Board, the Company will enter into an indemnification agreement with Dr. Su in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission. The indemnification agreement requires the Company, to the full extent permitted by law, to indemnify Dr. Su, and advance expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him, in actions or proceedings arising out of his service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: September 1, 2023	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary